Exhibit 10(h)(1)

FIRST AMENDMENT TO BASE CONTRACT FOR SALE AND

PURCHASE OF NATURAL GAS

FIRST AMENDMENT TO

BASE CONTRACT FOR THE SALE AND PURCHASE OF NATURAL GAS

This First Amendment To Base Contract For The Sale And Purchase Of Natural Gas (this “Amendment”) is made and entered into on November ___, 2005 (the “Effective Date”) by and between Atlas America, Inc., a Pennsylvania corporation (“Atlas PA”), Atlas America, Inc. a Delaware corporation (“Atlas DE”), and UGI Energy Services, Inc. d/b/a/ GASMARK, a Pennsylvania corporation (“GASMARK”). This Amendment modifies, supplements, forms part of, and amends that certain Base Contract for the Sale and Purchase of Natural Gas entered into as of November 13, 2002 between GASMARK and Viking Resources Corporation and assigned by Viking Resources Corporation to Atlas PA by Assignment and Assumption Agreement dated October 1, 2004 (the “Base Contract”). Capitalized terms used in this Amendment that are not herein defined will have the meanings ascribed to them in the Base Contract. In the event of a conflict between the terms of this Amendment and the Base Contract, the terms of this Amendment shall apply. Atlas PA, Atlas DE and GASMARK are at times referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, GASMARK has requested that Atlas PA assign its rights, duties and interests as seller under the Base Contract, and Atlas DE has agreed to the assignment and assumption; and

WHEREAS, GASMARK and Atlas DE wish to amend the Base Contract prospectively in order to define and limit the obligations that each Party shall have to provide collateral to the other in conjunction with future gas purchase and sale transactions under the Base Contract

NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby the Parties hereby agree as follows:

I.

ASSIGNMENT AND ASSUMPTION

1.1 Assignment. Effective as of the Effective Date, Atlas PA does hereby sell, grant, convey, assign, transfer and set over to Atlas DE all of its right, title and interest in and to the Base Contract and all transactions confirmed thereunder.

1.2 Consent to Assignment. GASMARK hereby consents to the assignment of the Base Contract, and all transactions confirmed thereunder, from Atlas PA to Atlas DE effective as of the Effective Date.

1.3 Assumption. Atlas DE hereby assumes and agrees to pay, discharge or perform, as appropriate, the Base Contract and all transactions confirmed thereunder, and such Base Contract is hereby declared to be the debts, liabilities and obligations of Atlas DE from and after the Effective Date.

1.4 Release and Discharge. Upon execution of this Amendment by Atlas DE, Atlas PA will be released from any liability or obligation under this Base Contract and any transaction confirmed thereunder, that arises or accrues after the Effective Date of assignment.

II.

CREDIT SUPPORT TERMS

2.1 Integration; Amendment to Definition of Event of Default. This Article II defines the terms of the Credit Support Obligation among the Parties, and supercedes and replaces in their entirety Sections 10.1 and 10.2(vii) of the Base Contract. Section 10.2 is hereby amended to add the following as an Event of Default thereunder: “material failure to receive or deliver the Contract Quantity under a Transaction Confirmation.”

2.2 Collateral Threshold. On any day during the term of the Base Contract that an Event of Default has not occurred, the amount of Exposure that either Atlas DE or GASMARK will accept in Transactions with the other without requiring the posting of additional collateral shall be Ten Million Dollars ($10,000,000)(the “Collateral Threshold”). For purposes of this Amendment, “Exposure” shall mean the Market Value of all Terminated Transactions, Excluded Transactions and other applicable charges that either Party would owe to the other on the date of calculation if an Early Termination Date had been designated, as provided for in Section 10.3.1 of the Base Contract. The Parties acknowledge that the Exposure that each has to the other under the Transactions in place as of the Effective Date exceeds the Collateral Threshold.

2.3 Collateral for Obligations of GASMARK. GASMARK currently has collateral posted in support of its obligations under the Base Contract in the form of a parent guaranty effective as of January 1, 2005 from UGI Corporation in favor of Viking Resources Corp. in the amount of Seven Million Dollars ($7,000,000) (the “Guaranty”). Within ten (10) Business Days after the Effective Date, GASMARK will cause to be executed and delivered to Atlas DE a new parent guaranty from UGI Corporation in favor of Atlas DE in the amount of Eight Million Dollars ($8,000,000)(the “Revised Guaranty”) containing terms and conditions reasonably acceptable to Atlas DE and substantially identical terms to the Guaranty. The Revised Guaranty will supercede and replace in its entirety the Guaranty and will be effective as of the Effective Date. It shall be a condition precedent to GASMARK’s performance under this section that Atlas DE perform its obligations under Section 2.3.

2.4 Collateral for Obligations of Atlas DE. Within ten (10) Business Days after the Effective Date, Atlas DE will cause to be executed and delivered to GASMARK an irrevocable standby letter of credit issued by Wachovia Bank, N.A. or other lender(s) reasonably acceptable to GASMARK, containing terms and conditions that are reasonably acceptable to GASMARK, in the amount of Ten Million Dollars ($10,000,000)(the “Atlas LC”), which shall be exercisable by GASMARK in the event that Atlas DE is the Defaulting Party under the Base Contract. GASMARK will, upon invoice, reimburse Atlas DE for the charges assessed by the issuing bank specifically for issuing the Atlas LC, up to a maximum reimbursement amount of $187,500 for the first annual period. The Atlas LC will be effective as of the Effective Date, and will remain in effect until September 30, 2006; provided, however, that if GASMARK’s Exposure as of September 30, 2006 exceeds the Collateral Threshold, Atlas DE will provide GASMARK with a new letter of credit to replace the Atlas LC, in the amount of the then expiring Atlas LC (the “Replacement LC”). The Replacement LC shall terminate on the earlier of one year from the date of issuance or the expiration of the Base Contract. GASMARK will, upon invoice, reimburse Atlas DE for the charges assessed by the issuing bank specifically for issuing the Replacement LC, up to a maximum reimbursement amount of 1.875% of the face amount of the Replacement LC. The Replacement LC shall be subject to decrease as set forth in Section 2.4. It shall be a condition precedent to Atlas DE’s performance under this section that GASMARK perform its obligations under Section 2.2.

2.5 Reduction of Posted Collateral. Commencing December 31, 2005 and on the last day of each month thereafter, GASMARK and Atlas DE will jointly review the amount of GASMARK’s Exposure under all prompt month and forward month Transactions entered into between the Parties under the Base Contract. If GASMARK and Atlas reasonably determine that (i) GASMARK’s Exposure is below Fifteen Million Dollars ($15,000,000), (ii) no Event of Default with respect to Atlas DE has occurred and is continuing, and (iii) no Early Termination Date has occurred or been designated by GASMARK for which there exists any unsatisfied payment obligations under the Base Contract, then the Atlas LC shall be amended, and GASMARK shall consent to such amendment, to reduce the amount of the Atlas LC to Five Million Dollars ($5,000,000). If GASMARK and Atlas DE reasonably determine that (i) GASMARK’s Exposure is below the Collateral Threshold, (ii) no Event of Default with respect to Atlas DE has occurred and is continuing, and (iii) no Early Termination Date has occurred or been designated by GASMARK for which there exists any unsatisfied payment obligations under the Base Contract, then Atlas DE will be permitted to terminate the Atlas LC. Any costs incurred by Atlas DE in reducing or terminating the Atlas LC will be borne solely by Atlas DE.

III.

MISCELLANEOUS

3.1 Warranties. Each Party represents and warrants to the others that it has the corporate authority to execute, deliver and perform this Amendment and has taken all actions necessary to secure all necessary approvals required to be secured in connection therewith. The execution, delivery and performance of this Amendment and the Base Contract have been duly authorized by all necessary corporate action.

3.2. No Third Party Benefit. Nothing contained in this Amendment, express or implied, is intended to or shall be construed to confer upon or give any person, firm, or corporation, other than the Parties and their respective permitted successors and assigns, any remedy or claim under, or by reason of, this Amendment, or any term, covenant or condition hereof. All conditions, promises and agreements contained in this Amendment shall be for the sole and exclusive benefit of the Parties and their respective permitted successors and assigns.

3.3 Entire Agreement. This Amendment and the Base Contract set forth the entire understanding and agreement between the Parties as to matters covered herein and therein and supersedes any other prior understanding, agreement or statement (written or oral) between the Parties as to matters covered herein and therein.

3.4     Headings. The headings contained in this Amendment are for convenience of reference only and shall not affect, in any way, the meaning or interpretation of this Amendment.

3.5     Amendments; Waivers. To be binding, any amendment of this Amendment must be effected by an instrument in writing signed by all of the Parties. Rights hereunder shall not be waived, except pursuant to a writing signed by the Party against which enforcement of the waiver is sought.

3.6      Rights and Remedies. The rights and remedies granted under this Amendment shall not be exclusive but shall be in addition to all other rights and remedies available under the Base Contract, at law or in equity.

3.7     Expenses of Negotiation. Except to the extent specifically provided herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Amendment are to be borne by the Party incurring such costs.

3.8     Severability. It is the intention of the Parties hereto that whenever possible, each provision of the Base Contract and this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but that if any provision of the Base Contract or this Amendment, as the case may be, is held to be invalid, illegal or unenforceable in any respect under any applicable law, such invalidity, illegality or unenforceability will not affect any other provision, and the Base Contract and this Amendment, as the case may be, will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein and/or therein, as the case may be.

3.9      Counterparts; and Facsimile Signatures. This Amendment may be executed, including by facsimile signature, in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

3.10    Governing Law. The interpretation and performance of this Amendment shall be governed by the laws of the jurisdiction indicated in the Base Contract.

IN WITNESS WHEREOF, the Parties hereto have duly executed this instrument or have caused this instrument to be duly executed on their behalf, on the Effective Date.

UGI ENERGY SERVICES, INC.			ATLAS AMERICA, INC., a Pennsylvania corporation

By:			By:

	Name:	Bradley C. Hall		Name:
	Title:	President		Title:

ATLAS AMERICA, INC., a Delaware corporation

By:

Name:
Title: